Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                OCTOBER 30, 1998

                          BLACK WARRIOR WIRELINE CORP.
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             (Exact name of registrant as specified in its charter)

DELAWARE                                0-18754                      11-2904094
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(State or other jurisdiction   (Commission File Number)           (IRS Employer
of incorporation)                                           Identification No.)

               3748 HIGHWAY 45 NORTH, COLUMBUS, MISSISSIPPI 39701
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (601) 329-1047
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     Fleet Capital Corporation - Amended and Restated Loan Agreement

     On October 30, 1998, the Company entered into an Amended and Restated Loan and Security Agreement (the "Amended Credit Facility") with Fleet Capital Corporation ("Fleet") which amended and restated the Credit Facility entered into with Fleet on March 16, 1998. Reference is made to the Company's Current Report on Form 8-K for March 16, 1998 which contained a description of the Credit Facility. Under the terms of the Amended Credit Facility, any and all defaults or events of default which occurred under the prior Credit Facility were waived.

     Pursuant to the Amended Credit Facility, the Company is able to borrow, subject to meeting certain lending conditions, a total of approximately $18.3 million. Of such amount, up to $8.0 million subject to certain limitations, is a revolving credit loan (the "Revolving Credit Loan"), $8.25 million is a refinancing of the outstanding term loan, approximately $345,000 is a refinancing of outstanding equipment loans, $490,000 is a refinancing of the loan used to finance the Petro Wireline Acquisition, $600,000 is a term loan advanced on October 30, 1998, the proceeds of which were specified to be used to repay suppliers for goods and services and to make interest payments on an outstanding note of the Company in the amount of $3.0 million issued in connection with the acquisition of Diamondback Drilling Inc. (the "Diamondback Note"), and $600,000 is available to be borrowed subject to the Company meeting certain conditions precedent. Except for the Revolving Credit Loan, all other borrowings (the "Term Loan") are due to be repaid in monthly installments commencing November 1, 1998, with all outstanding balances due and payable on March 15, 2001. Interest on the Amended Credit Facility is equal to Fleet's base rate plus 1.0% on the Revolving Line and Fleet's base rate plus 1.25% on the other borrowings under the Amended Credit Facility. To the extent borrowings under the Revolving Credit Loan are less than the amount available to be borrowed, the Company is obligated to pay a commitment fee of 0.5% per month on the unborrowed amount. In addition, the Company is obligated to pay a quarterly collateral administration fee of $5,000 and a restructuring fee of $50,000 due March 31, 1999. Amounts repaid under the Term Loan cannot be reborrowed.

     Among other conditions to the closing under the Amended Credit Facility was a requirement that a third party loan $750,000 to the Company, subordinated to the Company's indebtedness to Fleet, subject to certain exceptions. The additional $600,000 loan by Fleet to the Company is also conditioned, among other things, on an





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additional  $750,000  loan to the Company,  also  subordinated  to the Company's indebtedness to Fleet, subject to certain exceptions. See St. James Transaction, below, for a description of the Company's agreement with SJMB, L.P., whereby it agreed to make these loans to the Company.

     The Amended Credit Facility terminates and, subject to all prepayment obligations, the outstanding balance is due and payable on March 15, 2001. The Amended Credit Facility can be terminated by the Company prior thereto without prepayment penalty at any time through April 30, 1999, and thereafter subject to a prepayment penalty, under certain circumstances, declining from 2% during the period May 1, 1999 through March 15, 2000 to 1% during the last year the Amended Credit Facility is outstanding. The Amended Credit Facility is secured by a senior and prior lien against substantially all the Company's real and personal property, including the assets acquired from Phoenix Drilling Services, Inc., subject to certain exceptions.

     The Amended Credit Facility includes a number of affirmative and negative covenants including requirements as to providing Fleet with access to the Company's facilities, financial and other information, a requirement that St. James Capital Partners, L.P. and SJMB, LP (collectively "St. James") convert not less than $4.9 million of indebtedness owed by the Company to St. James into capital stock of the Company no later than September 30, 1999, restrictions on mergers, consolidations, acquisitions, limitations on total indebtedness, restrictions on liens, subject to certain exceptions, on its properties, restrictions on transactions with affiliates and stockholders, prohibitions against the payment of dividends and other distributions to stockholders, restrictions on capital expenditures, dispositions of assets and sales of subsidiary stock, among other covenants. Such covenants also prohibit the Company from making payments on the Diamondback Note, except that the Company is permitted to pay interest when due, subject to certain scheduled payments of overdue interest, and is permitted to make principal payments out of funds derived from the issuance of capital stock or the issuance of subordinated debt. The Company also is prohibited from making any payment with respect to the $15.4 million owing to St. James, except that so long as no default exists under the Amended Credit Facility, interest may be paid in kind. The Amended Credit Facility contains a number of affirmative covenants requiring the Company to maintain compliance with various financial matters, including the maintenance of ratios of scheduled principal payments to adjusted net earnings plus depreciation and amortization plus interest on subordinated debt, ratios of EBITDA (as defined) to interest expense on senior debt, ratios of total indebtedness to tangible net worth, and certain levels of adjusted tangible net worth, among other things. Events of default under the Amended Credit Facility include, among other things, the failure to



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pay principal and interest on the indebtedness under the Amended Credit Facility
when  due,  failure  to  pay  any  other   indebtedness  when  due,  making  any
misrepresentations to Fleet in any of the loan documents, breach of the covenants contained in the Amended Credit Facility or defaults under the security documents under the Amended Credit Facility, defaults under the terms of other indebtedness, adverse changes in the Company's financial condition or prospects, insolvency and other bankruptcy proceedings, the failure of St. James to own at least 55% of the Company's issued and outstanding capital stock (on a fully diluted basis) prior to a secondary offering of the Company's securities, or, pursuant to a secondary public offering of capital stock of the Company, at least 30% of the Company's issued and outstanding capital stock, on a fully diluted basis. In the event of a default under the Amended Credit Facility, at the option of Fleet, all amounts thereunder become immediately due and payable and Fleet would have the right as a secured lender to foreclose against substantially all of the Company's assets. In addition, under the cross-default provisions of the Amended Credit Facility, a default under other indebtedness of the Company could result in a default under the Amended Credit Facility.

     Reference is made to the Amended and Restated Loan and Security Agreement filed as an Exhibit hereto for a complete statement of its terms and conditions.

     St. James Transaction

     On October 30, 1998, the Company entered into an Agreement for Purchase and Sale (the "Note Purchase Agreement") with SJMB, L.P. ("SJMB"), a Delaware limited partnership and an affiliate of St. James Capital Partners, L.P., whereby SJMB agreed to purchase and the Company agreed to sell up to $2.0 million principal amount of a convertible promissory note (the "Note") due on March 16, 2001. Through October 30, 1998, the Company borrowed $1.25 million under the Note Purchase Agreement and the balance of $750,000 is intended to be borrowed. Payment of principal and interest on the Note is collateralized by substantially all the assets of the Company, subject, however, to the terms of a subordination agreement between SJMB and Fleet. The Note bears interest at 10% per annum and is convertible into shares of the Company's Common Stock at a conversion price of $2.25 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares were issued. Pursuant to the Note Purchase Agreement, the Company has agreed to issue to SJMB for nominal consideration warrants (the "Warrant") to purchase shares of Common Stock exercisable at a price of $2.25 per share, subject to anti-dilution adjustment for



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certain  issuances  of  securities  by the Company at prices per share of Common
Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares were issued and the number of shares issuable is adjusted upward. St. James will be issued warrants to purchase 666 shares of Common Stock for each $1,000 borrowed under the Note Purchase Agreement, or a maximum aggregate of warrants to purchase 1,333,333, shares. The shares issuable on conversion of the Note and exercise of the Warrant have demand and piggy-back registration rights under the Securities Act of 1933. The Note Purchase Agreement grants St. James certain preferential rights to provide future financings to the Company, subject to certain exceptions. The Note contains various affirmative and negative covenants, including, among others, a prohibition against the Company consolidating, merging or entering into a share exchange with another person, with certain exceptions, without the consent of St. James. Events of default under the Note include, among other events, (i) a default in the payment of principal or interest on the Note; (ii) a default in the performance of any covenant of the Note Purchase Agreement or other agreement entered into in connection therewith and the failure to cure such default; (iii) any representation or warranty of the Company in the Note Purchase Agreement or other agreement entered into in connection therewith being untrue in any material respect and such default remains uncured; (iv) the Company defaults in the payment when due or by acceleration of any other indebtedness having an aggregate principal amount outstanding in excess of $100,000 and such default remains uncured; (v) a judgment for the payment of money in excess of $100,000 is entered against the Company; (vi) certain bankruptcy or insolvency proceedings; (vi) any person or group of persons acquiring 40% or more of the voting power of the Company's outstanding shares who was not the owner as of October 30, 1998; and (vii) a merger of the Company with another person, its dissolution or liquidation or a sale of all or substantially all its assets. A default under the SJMB note would be a default under the notes issued to St. James Capital Partners, L.P. in June and October 1997 and in January 1998. SJMB will receive an origination fee of 2% of the amount borrowed in connection with the transaction.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  None required.

          (b)  None required.

          (c)  Exhibits:

               EXHIBIT NUMBER               DESCRIPTION OF DOCUMENT
               --------------   ------------------------------------------------

                    10.1        Amended   and   Restated   Loan  and   Security
                                Agreement dated October 30, 1998 between the Company and Fleet Capital Corporation

                    10.2        Agreement   for  Purchase  and
                                Sale dated  October  30,  1998
                                between  the Company and SJMB,
                                L.P.

                    10.3 Promissory Note dated October 30, 1998 in the principal amount of $2.0 million issued by the Company to SJMB, L.P.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BLACK WARRIOR WIRELINE CORP.

Dated:  November 13, 1998                       By: /s/ William L. Jenkins
                                                   -----------------------------
                                                   William L. Jenkins, President